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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

[ x ]    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported)     November 18, 2003
                                                              -----------------

         Commission file number   333-76723
                                  ---------


                                 SIMMONS COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                              06-1007444
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


One Concourse Parkway, Suite 800, Atlanta, Georgia             30328-6188
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            (770) 512-7700
                                                     ---------------------------




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ITEM 5.       OTHER EVENTS.

         In a press release dated November 18, 2003, THL Bedding Company ("THL Bedding") announced that, in connection with its previously announced acquisition (the "Acquisition") of Simmons Company (the "Company"), THL Bedding has commenced a cash tender offer and consent solicitation for any and all of the $150,000,000 aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2009 (the "Notes") of the Company. The offer is subject to the satisfaction of certain conditions including the consummation of the Acquisition and the receipt of consents of holders representing a majority in principal amount of the outstanding Notes.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

      c)   Exhibits

           99.1 Press release, dated November 18, 2003, announcing THL Bedding commenced a cash tender offer and consent solicitation for any and all of the $150,000,000 aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2009 of the Company.






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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SIMMONS COMPANY

By:              /s/ William S. Creekmuir
      ------------------------------------------------
                      William S. Creekmuir
      Executive Vice President and Chief Financial Officer

Date: November 19, 2003


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                                  EXHIBIT INDEX

Exhibit
Number                     Exhibit Name
-------                    ------------

99.1 Press release, dated November 18, 2003, announcing THL Bedding commenced a cash tender offer and consent solicitation for any and all of the $150,000,000 aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2009 of the Company.